Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Record First Quarter 2018 Results

Executes Agreement to Sell Small Portion of Acreage in the Delaware Basin

FORT WORTH, Texas, May 10, 2018 /PRNewswire/  — Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell Royalty Partners” or “Kimbell”), a leading owner of oil and natural gas mineral and royalty interests across 20 states, today announced financial and operating results for the first quarter ended March 31, 2018.

First Quarter Highlights

•                  Q1 distribution of $0.42 per common unit, up $0.06 or 17% per unit from Q4

•                  Average daily production up 4% from Q4, with total Q1 production of 328,530 Boe consisting of 109,886 Bbls of oil, 984,366 Mcf of natural gas and 54,583 Bbls of natural gas liquids

•                  Oil, natural gas and NGL revenues of $11.2 million, up 12% from Q4

•                  Net loss of $52.8 million — due to previously disclosed full cost ceiling limitation impairment

•                  Adjusted EBITDA of $7.6 million, up 21% from Q4

•                  Executed agreement to sell less than 0.06% of total net royalty acres (and less than 0.7% of total current production) for $9 million

“We delivered another record quarter across the board in Q1,” said Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty Partners’ general partner.

“On a top-line basis, we benefitted from a significant improvement in oil, gas and NGLs pricing that could drive additional development activity across a portion of our royalty acreage in the coming quarters.  A record 25 drilling rigs are currently drilling wells on our properties, with approximately 60% of those rigs at work in the Permian Basin in West Texas.  Our average daily production increased by 4% versus Q4 even though we did not complete any additional acquisitions in the first quarter.

“Our unitholders benefitted from our continued strong financial performance through a 17% sequential increase in our first quarter distribution, or 6 cents per common unit.

“On May 4th, we executed a purchase and sale agreement to sell a small portion of our Delaware Basin acreage for $9 million.  We believe that this transaction proves the significant intrinsic value of our West Texas acreage and represents less than 0.06% of our total net royalty acres.  We will continue to evaluate incoming offers for our acreage and transact opportunistically to enhance unitholder value.

“We are continuing to work toward a drop-down of oil and gas assets from our sponsors that is targeted for later this year.  Since our February 2017 IPO, we have completed approximately $30 million of accretive acquisitions, and our goal is to continue to grow production, reserves and distributable cash flow both through a potential dropdown and through additional acquisition opportunities that we are continuously evaluating,” Mr. Ravnaas said.

First Quarter 2018 Distribution

On April 27, 2018, the board of directors of Kimbell Royalty GP, LLC, the general partner of Kimbell Royalty Partners, declared a cash distribution of $0.42 per common unit for the first quarter of 2018.  The distribution will be paid on May 14, 2018 to unitholders of record at the close of business on May 7, 2018.  This represented a 17% increase from the prior quarter’s distribution.

Financial Highlights

Total revenue including the impact of an approximate $285,000 loss on our commodity derivative instruments was $10.9 million.  First quarter net loss was $52.8 million, or a loss of $3.23 per common unit, which was the result of a $54.8 million full-cost ceiling test impairment.

First quarter results benefitted primarily from a 12% increase in realized average commodity prices, combined with an increase of 4% in average daily production.

Adjusted EBITDA for the quarter totaled $7.6 million.  (Adjusted EBITDA is a non-GAAP measure.  Please see a reconciliation to the nearest GAAP measures at the end of this news release).  Average realized price per barrel (Bbl) for oil was $60.97, natural gas per thousand cubic feet (Mcf) was $2.69 and natural gas liquids per Bbl was $26.69.

Production

First quarter average daily production increased by 4% from the prior quarter to 3,650 Boe per day, for total production of 328,530 Boe.  The increase was due to higher natural gas output, higher NGLs production from the Permian Basin and Eagle Ford Shale, increased oil production from 14 new wells that came on line in Weld County, Colorado during the first quarter, and from the full impact of acquisitions completed in the fourth quarter of 2017.

First quarter revenues were derived 60% from oil, 24% from natural gas, 13% from natural gas liquids sales and 3% from other sales.  Production was composed of approximately 33% oil, 50% natural gas and 17% natural gas liquids.

Hedging Program

At March 31, 2018, fixed price swaps for the remainder of 2018 consisted of 32,450 Bbl of oil (fixed rate at $56.00 per Bbl) and 265,650 MMBtu of natural gas (fixed rate at $2.71 per MMBtu).  These derivative instruments cover approximately 10% of our current oil and natural gas production.

Fixed price swaps for 2019 consisted of 43,070 Bbl of oil (fixed rate at $53.07 per Bbl) and 352,590 MMBtu of natural gas (fixed rate at $2.76 per MMBtu).

On March 29, 2018, we entered into additional fixed price swaps for the first quarter of 2020 consisting of 11,011 Bbl of oil (fixed rate at $56.03 per Bbl) and 96,915 MMBtu of natural gas (fixed rate at $2.94 per MMBtu).

Acquisitions and Divestitures

On May 4, 2018, the partnership executed a purchase and sale agreement to sell a small portion of its Delaware Basin acreage for $9 million. This sale represents approximately 24 Boe per day of production (less than 0.7% of total current production) and 41 net royalty acres (less than 0.06% of total net royalty acres). The transaction is expected to close in the second quarter of 2018.  This sale is part of the partnership’s strategy to continually optimize its portfolio of royalty assets to create maximum value for unitholders.

Liquidity

At March 31, 2018, Kimbell had $30.8 million outstanding under its $50 million revolving credit facility and was in compliance with all related financial covenants.  Based on the most recent redetermination under the partnership’s revolving credit facility, the borrowing base is $100 million. We reduced our debt to adjusted EBITDA ratio from 1.2x at year-end 2017 to 1.0x at the end of the first quarter of 2018.

Full-Cost Ceiling Limitation Impairment

The partnership recognized a charge of $54.8 million in the first quarter of 2018 related to a full-cost ceiling limitation impairment.  This previously disclosed impairment is a one-time, non-cash charge that is not expected to impact the cash flow available for distribution generated by the partnership, its liquidity or ability to make acquisitions in the future.

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss first quarter results.  To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time.  A telephonic replay will be available through May 17 by calling (201) 612-7415 and using pass code 13677553#.  A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under Events and Presentations.

About Kimbell Royalty Partners, LP

Kimbell Royalty Partners, LP (NYSE: KRP) is an oil and gas mineral and royalty variable rate master limited partnership based in Fort Worth, Texas. Kimbell Royalty Partners is managed by its general partner, Kimbell Royalty GP, LLC, and owns mineral and royalty interests in approximately 5.7 million gross acres in 20 states and in nearly every major onshore basin in the continental United States, including ownership in more than 50,000 gross producing wells with over 30,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements involve risks and uncertainties, including risks relating Kimbell Royalty Partners’ business, prospects for growth, acquisitions, drop downs and the securities markets generally.  Except as required by law, Kimbell Royalty Partners undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”).  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to  low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks related to the impairment disclosed above; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Kimbell’s ability to meet financial covenants under its credit agreements or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from acquired assets; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

— Financial statements follow —

Kimbell Royalty Partners, LP

Consolidated Balance Sheet

(Unaudited, in thousands)

March 31,
2018
Assets:
Current assets
Cash and cash equivalents	$6,837
Oil, natural gas and NGL receivables	6,560
Other current assets	372
Total current assets	13,769
Property and equipment, net	129
Oil and natural gas properties
Oil and natural gas properties (full cost method)	297,624
Less: accumulated depreciation, depletion and accretion	(74,560)
Total oil and natural gas properties	223,064
Loan origination costs, net	240
Total assets	$237,202
Liabilities and partners’ capital:
Current liabilities
Accounts payable	$695
Other current liabilities	1,283
Commodity derivative liabilities	290
Total current liabilities	2,268
Long-term debt	30,844
Commodity derivative liabilities	241
Total liabilities	33,353
Commitments and contingencies
Partners’ capital	203,849
Total liabilities and partners’ capital	$237,202

Kimbell Royalty Partners, LP

Consolidated Statement of Operations

(Unaudited, in thousands, except per-unit data and unit count)

Three Months Ended
March 31, 2018
Revenue
Oil, natural gas and NGL revenues	$11,176
Loss on commodity derivative instruments	(285)
Total revenues	10,891
Costs and expenses
Production and ad valorem taxes	816
Depreciation, depletion and accretion expenses	4,456
Impairment of oil and natural gas properties	54,753
Marketing and other deductions	570
General and administrative expenses	2,771
Total costs and expenses	63,366
Operating loss	(52,475)

Interest expense	350
Net loss	$(52,825)

Net loss attributable to common units:
Basic	$(3.23)
Diluted	$(3.23)
Weighted average number of common units outstanding
Basic	16,345,117
Diluted	16,345,117

Kimbell Royalty Partners, LP
Supplemental Schedule

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.  We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations period to period without regard to our financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to our unitholders.  We define Adjusted EBITDA as net income (loss) before interest expense, net of capitalized interest, non-cash unit-based compensation, unrealized gains and losses on commodity derivative instruments, impairment of oil and natural gas properties, income taxes and depreciation, depletion and accretion expense.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by generally accepted accounting principles in the United States (“GAAP”).  We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  We expect that cash available for distribution for each quarter will generally equal our Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors may determine is appropriate.

Kimbell Royalty Partners, LP

Supplemental Schedule

(Unaudited, in thousands, except per unit data and unit count)

Three Months Ended
March 31, 2018

Net loss	$(52,825)
Depreciation, depletion and accretion expenses	4,456
Interest expense	350
EBITDA	$(48,019)
Impairment of oil and natural gas properties	54,753
Unit-based compensation	669
Unrealized loss on commodity derivative instruments	212
Adjusted EBITDA	$7,615

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	475
Cash available for distribution	$7,140

Limited partner units outstanding(1)	16,834,984

Cash available for distribution per common unit outstanding	$0.42

(1) As of first quarter 2018 distribution record date of May 7, 2018.

Kimbell Royalty Partners, LP

Supplemental Schedule

(Unaudited, in thousands)

Three Months Ended
March 31, 2018
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$7,294
Interest expense	350
Impairment of oil and natural gas properties	(54,753)
Amortization of loan origination costs	(16)
Unit-based compensation	(669)
Unrealized loss on commodity derivative instruments	(212)
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	(233)
Other receivables	135
Accounts payable	(379)
Other current liabilities	464
EBITDA	$(48,019)
Add:
Impairment of oil and natural gas properties	54,753
Unit-based compensation	669
Loss on commodity derivative instruments	212
Adjusted EBITDA	$7,615